UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2022

MOSAIC IMMUNOENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1537 South Novato Blvd, #5

Novato, California 94947

(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (657) 208-0890

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2022 (“Effective Date”), Mosaic ImmunoEngineering, Inc., a Delaware corporation (the “Company”), entered into a redemption agreement (the “Redemption Agreement”) with Holocom, Inc., a California corporation (“Holocom”), pursuant to which the Company requested full redemption of its Series A Convertible Preferred Stock of Holocom (“Series A Preferred Stock”).

In February 2007, the Company invested an aggregate of $370,000 in Holocom in exchange for 2,100,000 shares of Series A Preferred Stock. Pursuant to the articles of incorporation of Holocom, the Series A Preferred Stock was redeemable at any time after May 31, 2007 at a redemption price of $0.40 per share or $840,000 in aggregate. Pursuant to the Redemption Agreement, Holocom initially redeemed 840,000 shares of Holocom Preferred Stock in exchange for cash proceeds to the Company of $336,000. Pursuant to the Redemption Agreement, Holocom agreed to redeem the remaining shares of Series A Preferred Stock over a period of thirty (30) months beginning August 1, 2022 based on the following schedule:

Period	Shares of Series A Preferred Stock to be Redeemed each Month	Monthly Redemption Proceeds to the Company
Months 1-12	35,000	$14,000
Months 13-24	43,750	$17,500
Months 25-30	52,500	$21,000

Notwithstanding the foregoing, Holocom agreed to expedite the redemption of the Series A Preferred Stock in the event that Holocom has excess cash on hand, which amount shall be calculated at each calendar month end period date (“Month End Date”), equal to an amount of (i) total cash on hand of Holocom and Scripps Ventures, Inc. (“SVI”) (a related party entity of Holocom) (ii) less $200,000 (“Excess Capital”). Holocom agreed to redeem a number of shares of Series A Preferred Stock equal to the amount of Excess Capital divided by $0.40 per share no later than ten (10) business days following the Month End Date.

Holocom further agreed that any amounts not paid within fifteen (15) days of its respective due date shall accrue interest at a rate of 8% per annum until fully paid. Notwithstanding the foregoing, if the amounts due have not been paid within 90 days of its due date, the rate of interest shall be retroactively adjusted to 12% per annum from its original due date until fully paid.

Holocom further agreed that Mosaic will continue to have the right to maintain two (2) board seats at Holocom until the Series A Preferred Stock is fully redeemed.

The foregoing description of the Redemption Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Redemption Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Redemption Agreement by and between Mosaic ImmunoEngineering, Inc. and Holocom, Inc. dated July 6, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mosaic ImmunoEngineering, Inc.

Date: July 12, 2022	By: /s/ Steven King
Steven King
President and Chief Executive Officer, Director

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